Exhibit 99.1

Pyxis Oncology Announces Up to $114 Million Private Placement Financing to Advance MICVO Through Key Clinical Milestones

Expected to extend cash runway into the second quarter of 2027, supporting additional follow-up for 2L+ R/M HNSCC patients treated with MICVO at or below a dose cap

Company now expects updated Phase 1 monotherapy data in Fall 2026 and updated Phase 1/2 combination data in the fourth quarter of 2026

Financing led by BVF Partners L.P. with participation from GordonMD Global Investments, RTW Investments, and Coastlands Capital LP

BOSTON, June 30, 2026 (GLOBE NEWSWIRE)— Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company developing next-generation therapeutics for difficult-to-treat cancers, today announced that it has entered into definitive securities purchase agreements for a private placement expected to result in gross proceeds of approximately $50 million, before deducting placement agent fees and offering expenses, and an additional approximately $64 million of gross proceeds if the accompanying warrants are exercised in full for cash.

The financing was led by BVF Partners L.P. with participation from GordonMD Global Investments, RTW Investments, and Coastlands Capital LP. The upfront proceeds are expected to extend the Company’s cash runway into the second quarter of 2027 and support the continued advancement of its lead clinical program, MICVO (micvotabart pelidotin), through key clinical milestones.

“We are pleased to have the support of a high-quality group of new and existing healthcare investors, whose participation reflects confidence in MICVO and our strategy to advance the program,” said Tom Civik, Interim Chief Executive Officer and Director of Pyxis Oncology. “This financing strengthens our balance sheet, provides the flexibility to extend patient follow-up in our expansion trial following completion of enrollment in the first quarter, and enables us to generate additional clinical evidence for MICVO. We look forward to an exciting second half of 2026 as we continue advancing MICVO for patients with head and neck cancer.”

The Company has elected to incorporate additional patient follow-up and planned analyses into its next clinical update and now expects to report updated data from the ongoing Phase 1 monotherapy study in second-line and beyond recurrent/metastatic head and neck squamous cell carcinoma (2L+ R/M HNSCC) in Fall 2026. The update is expected to include patients treated at 5.4 mg/kg IV Q3W with a dose equivalent to or below a dose cap, along with detailed analyses of the dose cap impact on safety, tolerability and efficacy.

The Company also expects to report updated data from the ongoing Phase 1/2 dose-escalation study evaluating MICVO in combination with pembrolizumab for first-line (1L) R/M HNSCC in the fourth quarter of 2026.

Under the terms of the financing, Pyxis Oncology has agreed to sell 19,600,153 shares of its common stock at a price of $2.551 per share and warrants to purchase an equal number of shares of common stock. The common stock warrants have an exercise price of $3.289 per share and are exercisable in accordance with their terms (including via cashless exercise). The private placement is expected to close on or about July 2, 2026, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities acted as sole placement agent for the private placement.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Pyxis Oncology has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock issued in the private placement and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical-stage biopharmaceutical company developing therapeutics for difficult-to-treat cancers. The Company’s lead candidate, micvotabart pelidotin (MICVO), is a first-in-concept antibody drug conjugate (ADC) that targets extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the tumor extracellular matrix (ECM). EDB+FN is selectively overexpressed in the tumor microenvironment of a wide range of solid tumors and largely absent from normal adult tissues. MICVO is designed to treat solid tumors through a three-pronged mechanism of action: direct cancer cell killing, bystander effect and immunogenic cell death. MICVO is currently being evaluated as monotherapy in a Phase 1 clinical study in patients with recurrent and metastatic head and neck squamous cell carcinoma (R/M HNSCC) and in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in a Phase 1/2 clinical study in patients with R/M HNSCC and other solid tumors. Pyxis Oncology is focused on advancing MICVO, with the goal of improving outcomes for patients living with R/M HNSCC and contributing to meaningful progress in cancer treatment.

MICVO received Fast Track Designation from the U.S. Food and Drug Administration for the treatment of adult patients with R/M HNSCC whose disease has progressed following treatment with platinum-based chemotherapy and an anti-PD-(L)1 therapy.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

To learn more, visit www.pyxisoncology.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2026, and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

IR@pyxisoncology.com